Exhibit 99

Journal Communications Reports First Quarter 2014 Results

First Quarter 2014 Highlights and Changes from First Quarter 2013:

  Revenue of $96.6 million, up 3.7%.
  Television revenue of $46.0 million, up 12.6%.
  Retransmission revenue of $9.8 million, up 85.6%.
  Operating earnings of $12.0 million, up 43.7%.
  After-tax gain on the sale of Palm Springs television stations of $6.0 million - EPS of $0.12 from discontinued operations.
  Diluted EPS of $0.12 from continuing operations, compared to $0.08.

MILWAUKEE--(BUSINESS WIRE)--April 29, 2014--Journal Communications, Inc. (NYSE:JRN) today announced results for its first quarter ended March 30, 2014.

“We are pleased to report that Journal Communications revenue grew nearly 4% in the first quarter benefiting from the Winter Olympics and growth in television retransmission revenue. In addition, publishing advertising revenue was essentially flat for the quarter,” said Steven J. Smith, Chairman and CEO of Journal Communications.

“In the first quarter, Journal Communications’ total revenue was $97 million, driving an operating earnings increase of 44% in the quarter.”

“Earnings per share from continuing operations were $0.12 compared to $0.08 last year. In addition, the sale of our Palm Springs stations added an additional $0.12 per share from discontinued operations in the quarter.”

First Quarter 2014 Results

Note that unless otherwise indicated, all comparisons are to the first quarter ended March 31, 2013.

For the first quarter, revenue of $96.6 million increased 3.7%. Digital revenue of $4.6 million grew 5.8%. Operating earnings of $12.0 million increased 43.7%. Included in operating earnings for 2013 were $0.8 million in broadcast acquisition-related expenses and $0.2 million in non-cash building impairment charges. Excluding these special items, operating earnings increased 28.0%. Total expenses of $84.6 million decreased 0.3%. Excluding the special items, total expenses increased 0.9%.

The operating margin was 12.4% for the first quarter compared to 8.9%. Adjusted EBITDA, as defined in Table 4, was $17.6 million, an increase of 16.6%.

Net earnings were $12.2 million compared to $3.8 million. Net earnings from continuing operations of $6.2 million increased 67.0%. In the first quarter, basic and diluted net earnings per share of class A and B common stock were $0.24 compared to $0.08. Net earnings per share of class A and B common stock from continuing operations were $0.12 compared to $0.08. Net earnings per share of class A and B common stock from discontinued operations were $0.12 in 2014 and there were no net earnings per share from discontinued operations in 2013.

Consolidated and Segment Results

The following table presents our revenue and operating earnings (loss) by segment for the first quarters of 2014 and 2013 (dollars in millions). In the first quarter of 2014, we separated our broadcast business into television and radio segments to reflect the reorganization of our broadcast operating leadership from the previous regional alignment to a more focused approach on television and radio. As a result of this change, we now have four reportable segments: television, radio, publishing and corporate.

	Q1	Q1%
	2014	2013	Change
Revenue:
Television	$ 46.0	$ 40.8	12.6
Radio	15.2	15.9	(4.0)
Publishing	35.6	36.6	(2.7)
Corporate eliminations	(0.2)	(0.1)	U
Total Revenue	$ 96.6	$ 93.2	3.7

Operating earnings (loss):
Television	$ 11.2	$ 6.9	60.3
Radio	2.1	2.4	(11.9)
Publishing	0.6	0.9	(31.6)
Corporate	(1.9)	(1.9)	(0.1)
Total operating earnings	$ 12.0	$ 8.3	43.7

Television

Revenue from television for the first quarter increased 12.6% to $46.0 million. Television Olympics revenue was $2.6 million. Retransmission revenue of $9.8 million grew 85.6%. Television political advertising revenue was $0.5 million compared to $0.4 million. Local advertising revenue, excluding political and Olympics revenue, decreased 2.9%, primarily due to a decrease in professional services and media advertising. Digital revenue, which is reported in local revenue, was $1.0 million, up 17.9%. National advertising revenue, excluding political and Olympics revenue, decreased 13.7%, primarily due to decreases in automotive and restaurant advertising. Total revenue, excluding political, Olympics and retransmission revenue was $33.1 million, down 5.6%.

Operating earnings from television were $11.2 million, an increase of 60.3%. Television operating expenses increased 2.8%, or 5.2% excluding $0.8 million in acquisition costs in 2013, primarily due to increases in network fees.

Radio

For the first quarter, revenue from radio decreased 4.0% to $15.2 million. Radio political advertising revenue was $0.1 million in each of 2014 and 2013. Local advertising revenue, excluding political, decreased 3.2%, primarily due to a decrease in restaurant and financial advertising. Digital revenue, which is reported in local revenue, was $0.6 million, up 7.8%. National advertising revenue, excluding political, decreased 18.0%, primarily due to a decrease in automotive and financial advertising. Total revenue, excluding political revenue, was $15.1 million, down 4.2%.

Operating earnings from radio were $2.1 million compared to $2.4 million, a decrease of 11.9%. Radio operating expenses decreased 2.6%, or 0.8% excluding a $0.2 million non-cash building impairment charge recorded in 2013, primarily due to lower programming rights fees.

Publishing

Beginning this quarter, publishing results are summarized in Table 3 to reflect the consolidated results of the daily newspaper and community newspapers. For the first quarter, publishing revenue decreased 2.7% to $35.6 million. Retail advertising revenue increased 1.3% driven by a large advertiser added in 2013. Classified advertising revenue decreased 4.6% driven by a decrease in employment advertising. Digital advertising revenue of $3.0 million increased 1.8%, primarily due to an increase in sponsorship revenue that offset classified employment revenue declines. Circulation revenue of $11.7 million was down 5.7%. Other revenue of $6.1 million decreased 3.9% driven by lower commercial delivery volumes.

Operating earnings from publishing were $0.6 million, a decrease of 31.6%. Total publishing expenses were $35.0 million, down 2.0%. Total newsprint and paper expense of $3.5 million decreased 5.9% on lower printing volumes and paper costs.

Corporate

The operating loss for the first quarter was $1.9 million in both years.

Discontinued Operations

Discontinued operations reflect the after-tax results of our two Palm Springs television stations which we sold effective January 1, 2014. Cash proceeds from the sale were $17.0 million. Earnings from discontinued operations, net of tax, in the first quarter were $6.0 million compared to $0.1 million, driven by the gain on the sale of the stations.

Non-Operating Items

For the first quarter, other expense, which primarily consists of interest expense, was $1.6 million compared to $2.1 million, reflecting lower average borrowings for the quarter.

The first quarter effective tax rate was 40.4% in both years.

Notes Payable to Banks and Cash Flows

At the end of the first quarter, total debt was $170.6 million. During the first quarter, we reduced our total debt by $37.7 million as compared to the 2013 year-end. Our consolidated funded debt ratio, as defined in our credit agreement, was 2.11-to-1. Cash from operating activities was $21.9 million compared to $8.3 million due to higher accrued taxes and an increase in net earnings. First quarter capital expenditures were $1.1 million compared to $2.5 million.

Second Quarter 2014 Outlook

In the second quarter of 2014, excluding political advertising revenue, we expect total television revenue to be up in the low to mid-teens as compared to the second quarter of 2013. In radio, excluding political revenue, we expect revenue increases in the low-single digits as compared to the second quarter of 2013. In publishing, we anticipate revenue to be comparable to the second quarter of 2013.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (866) 700-0133 (domestic) or (617) 213-8831 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 60139024. A live webcast of the first quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through May 6, 2014. Replays of the conference call will also be available through May 6, 2014. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 56151704. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

Annual Meeting of Shareholders

The company will hold its 2014 Annual Meeting of Shareholders on Tuesday, May 6, 2014 at 9:00 a.m. Central Time at our corporate headquarters, second floor, at 333 West State Street, Milwaukee, Wisconsin 53203.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in television and radio broadcasting, publishing and digital media. We own and operate or provide services to 14 television stations and 35 radio stations in 11 states. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and several community publications in Wisconsin. Our digital media assets build on our strong publishing and broadcasting brands.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, including, but not limited to, changes in advertising demand or the buying strategies of advertisers or the migration of advertising to the internet; changes in newsprint prices and other costs of materials; changes in federal or state laws and regulations or their interpretations (including changes in regulations governing the number and types of broadcast and cable system properties, newspapers and licenses that a person may control in a given market or in total or changes in spectrum allocation policies); changes in legislation or customs relating to the collection, management and aggregation and use of consumer information through telemarketing and electronic communication efforts; the availability of quality broadcast programming at competitive prices; changes in network affiliation agreements, including increased costs as networks seek a greater share of retransmission revenue; quality and rating of network over-the-air broadcast programs, including programs changing networks and changing competitive dynamics regarding how and when programs are made available to viewers; effects of the loss of commercial inventory resulting from uninterrupted television news coverage and potential advertising cancellations due to war or terrorist acts; and the effects of the rapidly changing nature of the publishing, broadcasting and printing industries, including general business issues, competitive issues and the introduction of new technologies. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Tables Follow

Table No. 1
Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	First Quarter (A)
	2014	2013	% Change

Revenue:
Television	$ 45,969	$ 40,811	12.6
Radio	15,226	15,866	(4.0)
Publishing	35,600	36,580	(2.7)
Corporate eliminations	(183)	(54)	U
Total revenue	96,612	93,203	3.7

Operating costs and expenses:
Television	23,212	21,025	10.4
Radio	6,207	6,378	(2.7)
Publishing	24,657	25,053	(1.6)
Corporate eliminations	(183)	(54)	U
Total operating costs and expenses	53,893	52,402	2.8

Selling and administrative expenses	30,750	32,472	(5.3)
Total operating costs and expenses and selling and administrative expenses	84,643	84,874	(0.3)

Operating earnings	11,969	8,329	43.7

Other income and (expense):
Interest expense	(1,626)	(2,133)	23.8
Total other income and (expense)	(1,626)	(2,133)	23.8

Earnings from continuing operations before income taxes	10,343	6,196	66.9

Provision for income taxes	4,177	2,503	66.9

Earnings from continuing operations	6,166	3,693	67.0

Earnings from discontinued operations, net of tax	6,021	100	F

Net earnings	$ 12,187	$ 3,793	F

Weighted average number of shares-Class A and B common stock:
Basic	50,424,208	50,170,685
Diluted	50,597,027	50,335,491

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.12	$ 0.08
Discontinued operations	0.12	-
Net earnings per share - basic	$ 0.24	$ 0.08

Diluted - Class A and B common stock:
Continuing operations	$ 0.12	$ 0.08
Discontinued operations	0.12	-
Net earnings per share - diluted	$ 0.24	$ 0.08

(A) 2014 first quarter: December 30, 2013 to March 30, 2014
2013 first quarter: December 31, 2012 to March 31, 2013
U Greater than 100% unfavorable variance
F Greater than 100% favorable variance

Table No. 2
Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	First Quarter (A)
	2014	2013	% Change
Revenue
Television	$ 45,969	$ 40,811	12.6
Radio	15,226	15,866	(4.0)
Publishing	35,600	36,580	(2.7)
Corporate eliminations	(183)	(54)	U
	$ 96,612	$ 93,203	3.7

Operating earnings (loss)
Television	$ 11,178	$ 6,972	60.3
Radio	2,133	2,422	(11.9)
Publishing	597	873	(31.6)
Corporate	(1,939)	(1,938)	(0.1)
	$ 11,969	$ 8,329	43.7

Depreciation and amortization
Television	$ 3,252	$ 3,236	0.5
Radio	472	549	(14.0)
Publishing	1,732	1,747	(0.9)
Corporate	118	172	(31.4)
	$ 5,574	$ 5,704	(2.3)

(A) 2014 first quarter: December 30, 2013 to March 30, 2014
2013 first quarter: December 31, 2012 to March 31, 2013
U Greater than 100% unfavorable variance

Table No. 3
Journal Communications, Inc.
Television, Radio and Publishing Segment Information (unaudited)
(dollars in thousands)

	First Quarter (A)		% Change
	2014	2013	Total
Television:
Total Revenue	$ 45,969	$ 40,811	12.6

Operating earnings	$ 11,178	$ 6,972	60.3

Radio:
Total Revenue	$ 15,226	$ 15,866	(4.0)

Operating earnings	$ 2,133	$ 2,422	(11.9)

Publishing:
Advertising revenue:
Retail	$ 13,827	$ 13,643	1.3
Classified	3,451	3,616	(4.6)
National	538	580	(7.2)
Total advertising revenue	17,816	17,839	(0.1)
Circulation revenue	11,664	12,370	(5.7)
Other revenue	6,120	6,371	(3.9)
Total revenue	$ 35,600	$ 36,580	(2.7)

Operating earnings	$ 597	$ 873	(31.6)

(A) 2014 first quarter: December 30, 2013 to March 30, 2014
2013 first quarter: December 31, 2012 to March 31, 2013

NOTE:
Television, radio and publishing segment information is provided to facilitate comparison of our television, radio and publishing segment results with those of other television, radio and publishing companies and is not representative of the overall business of Journal Communications or its operating results.

Table No. 4
Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA and Adjusted EBITDA (unaudited)
(dollars in thousands)

	First Quarter (A)
	2014	2013

Net earnings from continuing operations	$ 6,166	$ 3,693
Provision for income taxes	4,177	2,503
Total other expense, net	1,626	2,133
Depreciation	4,865	4,988
Amortization	709	716
EBITDA	$ 17,543	$ 14,033

Impairment of long-lived assets	-	238
Acquisition costs	-	785
Workforce reduction charges	56	32
Adjusted EBITDA	$ 17,599	$ 15,088

(A) 2014 first quarter: December 30, 2013 to March 30, 2014
2013 first quarter: December 31, 2012 to March 31, 2013

We define EBITDA as net earnings excluding earnings from discontinued operations, net, provision for income taxes, total other expense (which is comprised of interest income and expense), depreciation, and amortization; and we define Adjusted EBITDA as EBITDA excluding non-cash impairment charges, acquisition, divestiture and integration-related costs, and workforce reduction charges. Our management uses EBITDA and Adjusted EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA should not be considered in isolation of, or as substitutes for, net earnings as indicators of operating performance or cash flows from operating activities as measures of liquidity. EBITDA and Adjusted EBITDA, as we calculate them, may not be comparable to EBITDA and Adjusted EBITDA reported by other companies.

Table No. 5
Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	First Quarter (A)
	2014	2013

Numerator for diluted earnings per share:
Earnings from continuing operations	6,166	3,693
Earnings from discontinued operations, net of tax	6,021	100
Net earnings	$ 12,187	$ 3,793

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,424	50,171
Impact of non-vested restricted shares	173	164
Adjusted weighted average shares outstanding for class A and B	50,597	50,335

Diluted earnings per share of class A and B:
Continuing operations	$ 0.12	$ 0.08
Discontinued operations	0.12	-
Net earnings per share - diluted	$ 0.24	$ 0.08

(A) 2014 first quarter: December 30, 2013 to March 30, 2014
2013 first quarter: December 31, 2012 to March 31, 2013

Table No. 6
Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	March 30,	December 29,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 1,837	$ 1,912
Receivables, net	62,200	66,670
Inventories, net	2,053	2,191
Prepaid expenses and other current assets	4,396	3,305
Syndicated programs	2,671	2,816
Deferred income taxes	2,401	2,508
Current assets of discontinued operations	-	7,048
Total current assets	75,558	86,450
Property and equipment, net	156,790	160,549
Syndicated programs	4,638	5,162
Goodwill	121,987	124,702
Broadcast licenses	135,166	135,166
Other intangible assets, net	57,054	57,763
Deferred income taxes	18,774	20,125
Other assets	5,808	6,101
Total assets	$ 575,775	$ 596,018

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 21,784	$ 22,154
Accrued compensation	9,526	9,134
Accrued employee benefits	5,485	4,865
Deferred revenue	16,558	15,459
Syndicated programs	2,171	2,247
Accrued income taxes	7,508	3,286
Other current liabilities	5,692	5,560
Current portion of unsecured subordinated notes payable	2,656	2,656
Current portion of long-term notes payable to banks	15,000	15,000
Current portion of long-term liabilities	269	276
Current liabilities of discontinued operations	-	885
Total current liabilities	86,649	81,522
Accrued employee benefits	64,451	64,541
Syndicated programs	5,182	5,741
Long-term notes payable to banks	142,300	179,950
Unsecured subordinated notes payable	10,623	10,623
Other long-term liabilities	3,667	3,554
Shareholders' equity	262,903	250,087
Total liabilities and equity	$ 575,775	$ 596,018

CONTACT:
Journal Communications, Inc.
Jason Graham
Senior Vice President – Finance, Chief Financial Officer and Controller
414-224-2884